/Letterhead/

                             Schvaneveldt & Company
                           Certified Public Accountant
                           275 East South Temple, #300
                           Salt Lake City, Utah 84111
                                  801-521-2392


Darrell T. Schvaneveldt, C.P.A.




                       Consent of Darrell T. Schvaneveldt
                               Independent Auditor




     I consent to the use, of our report dated July 31, 1997, on the financial statements of Customer Sports, Inc., dated December 8, 1997, included herein.



/S/ Schvaneveldt & Company
Salt Lake City, Utah
December 12, 1997